Exhibit 10.8

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”), dated as of July 16, 2021 (the “Amendment Effective Date”), is between CREEK ROAD MINERS, INC. (f/k/a Wizard Brands, Inc.), a Delaware corporation (the “Company”) and LEVISTON RESOURCES LLC, a Delaware limited liability company (the “Purchaser”). This Amendment amends that certain Securities Purchase Agreement, dated March 26, 2021, between the Company and the Purchaser (the “Original Agreement”). Capitalized terms used herein and not defined have the meanings given them in the Original Agreement.

RECITALS

A. Pursuant to Section 5.5 of the Original Agreement, each party desires to execute and deliver this Amendment to reflect the matters set forth herein.

B. Concurrently with this Amendment, the parties have amended the Warrants, the Certificate of Designation and the Registration Rights Agreement.

C. The parties acknowledge the payment and receipt of Five Hundred Thousand Dollars ($500,000.00) in connection with this Amendment.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. The following definitions in Section 1.1 of the Original Agreement are either added or amended in its entirety to read as follows:

““Balance Effectiveness Date” means the date on which the registration statement registering the Balance Registration Amount is declared effective by the SEC.

“Balance Registration Amount” means, collectively (i) the Warrant Shares, (ii) the Conversion Shares less the Required Registration Amount and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Certificate of Designation” means the Amended and Restated Certificate of Designation of the Preferred Stock, dated as of the Amendment Effective Date.

“Full Registration” shall have the meaning set forth in Section 2(iv).

“Required Registration Amount” means 1,000,000 shares of the Conversion Shares.

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“Registration Rights Agreement” means the Registration Rights Agreement, in the form of Exhibit D attached hereto, as amended.

“Registration Statement” means the registration statement on Form S-1 initially filed with the Commission on April 21, 2021 (File No. 333-255445).

“Second Payment” shall have the meaning set forth in Section 2(iv).

“Series 1 Warrant” means the Preferred Stock purchase warrant, substantially in the form of Exhibit B attached hereto, to purchase up to a number of shares of Preferred Stock equal to one hundred percent (100%) of the Closing Shares as of the Closing Date, with an exercise price equal to One Thousand Dollars ($1,000.00), delivered to Purchaser at the Closing in accordance with Section 2.2(a)(vii) hereof, as amended.

“Series 2 Warrant” means the Preferred Stock purchase warrant, substantially in the form of Exhibit C attached hereto, to purchase up to a number of shares of Preferred Stock equal to one hundred percent (100%) of the Closing Shares as of the Closing Date, with an exercise price equal to One Thousand Dollars ($1,000.00), delivered to Purchaser at the Closing in accordance with Section 2.2(a)(viii) hereof, as amended.”

2. Subscription Amount. Section 2.1(b)(iii) of the Original Agreement is amended in its entirety to read as follows:

“(iii) an amount equal to Five Hundred Thousand Dollars ($500,000.00), due on or before the date that is three (3) Business Days from the date the Company files Amendment No. 3 to the Registration Statement solely covering the Required Registration Amount; and

(iv) an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Second Payment”), due on or before the date that is three (3) Business Days from the Balance Effectiveness Date and subject to the following conditions as of the Balance Effectiveness Date: (A) the Registration Statement, as amended, remains effective; (B) the Company has revenues greater than Two Hundred Thousand Dollars ($200,000.00) in each of the three (3) months ended prior to the Balance Effectiveness Date; and (C) for the 20-day period immediately preceding the Balance Effectiveness Date, the VWAP exceeds One Dollar and Fifty Cents ($1.50) and the daily average trading volume of the Common Stock exceeds Twenty Five Thousand Dollars ($25,000.00) in aggregate value; provided, however, clause (A) will be inapplicable if the Conversion Shares are freely tradeable by the Purchaser without any volume limitations under Rule 144. Notwithstanding anything herein to the contrary, the Second Payment will not be due or made until all Conversion Shares and Warrant Shares are registered with the SEC (the “Full Registration”). Any obligations with regard to the Second Payment will expire on December 31, 2022 if the Full Registration has not occurred.”

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3. Registration Statement Amendment. The Company shall file Amendment No. 3 to the Registration Statement no later than seven (7) Business Days following the Amendment Effective Date.

4. Miscellaneous. For the avoidance of doubt, references in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment.

5. Counterparts. This Amendment may be executed in counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

6. No Other Amendments. Except as otherwise specifically amended in this Amendment, the Original Agreement shall remain in full force and effect.

7. Legal Fees. On the date hereof, the Company shall pay the Purchaser a non-accountable legal expense payment of $15,000.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

CREEK ROAD MINERS, INC.

By:	/s/ Scott Kaufman
Name:	Scott Kaufman
Title:	Chief Executive Officer

LEVISTON RESOURCES LLC

By:	/s/ Roman Rogol
Name:	Roman Rogol
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]